                                                                     EXHIBIT 4.1


THE DEBENTURE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER: (1) REPRESENTS THAT
(A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR"); (2) AGREES THAT IT WILL NOT PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) (THE "RESTRICTION TERMINATION DATE") RESELL OR OTHERWISE TRANSFER THE DEBENTURE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH DEBENTURES EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE DEBENTURE EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE OR A SUCCESSOR TRUSTEE, AS APPLICABLE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR
(E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE DEBENTURE EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND, IN CONNECTION WITH ANY TRANSFER OF THE DEBENTURE EVIDENCED HEREBY BEFORE THE RESTRICTION TERMINATION DATE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS DEBENTURE TO CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE (C) OR (D) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLE REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON ANY TRANSFER OF THE DEBENTURE EVIDENCED HEREBY UPON THE RESTRICTION TERMINATION DATE.

                            WHOLE FOODS MARKET, INC.

            ZERO COUPON CONVERTIBLE SUBORDINATED DEBENTURE DUE 2018

No. __
Issue Date:  March 2, 1998        Original Issue Discount:  $627.57
Issue Price: $372.43              (for each $1,000 Principal
(for each $1,000 Principal        Amount at Final Maturity)
Amount at Final Maturity)

                                  CUSIP:
                                        ----------------

     Whole Foods Market, Inc., a Texas corporation, promises to pay to __________ or registered assigns, on March 2, 2018 the Principal Amount of
__________ Dollars ($__________).

     This Debenture shall not bear interest except as specified on the other side of this Debenture. Original Issue Discount will accrue as specified on the other side of this Debenture. This Debenture is convertible as specified on the other side of this Debenture.

     Additional provisions of this Debenture are set forth on the other side of this Debenture.

     IN WITNESS WHEREOF, Whole Foods Market, Inc. has caused this instrument to be duly executed under its corporate seal.

                                       WHOLE FOODS MARKET, INC.

                                       By:
                                          --------------------------------------
                                          Title:

                                       Attest:

                                       By:
                                          --------------------------------------
                                          Title:

[SEAL]

Dated:  March 2, 1998


TRUSTEE'S CERTIFICATE OF AUTHENTICATION


CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Debentures referred to in the within-mentioned Indenture.


By:
   --------------------------------------
           Authorized Signatory

                           WHOLE FOODS MARKET, INC.

            ZERO COUPON CONVERTIBLE SUBORDINATED DEBENTURE DUE 2018

1.   INTEREST

     This Debenture shall not bear interest, except that if the Principal hereof or any portion of such Principal is not paid when due (whether upon acceleration pursuant to Section 7.1 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 3.1 hereof, upon the date set for payment of a Purchase Price or Change in Control Purchase Price pursuant to paragraph 6 hereof or upon the Final Maturity of this Debenture), then in each such case the overdue amount shall bear interest at the rate of 5.00% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

     The Original Issue Discount (the difference between the Issue Price and the Principal Amount at Final Maturity of the Debenture) in the period during which a Debenture remains outstanding, shall accrue at 5.00% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, commencing on the Issue Date of this Debenture.

2.   METHOD OF PAYMENT

     Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the Debentures to the Persons who are registered Holders of Debentures at the close of business on the Business Day preceding the Redemption Date or Final Maturity, as the case may be, or at the close of business on a Purchase Date or Change in Control Purchase Date, as the case may be. Holders must surrender Debentures to a Paying Agent to collect such payments in respect of the Debentures. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.   PAYING AGENT, CONVERSION AGENT AND REGISTRAR

     Initially, Chase Bank of Texas, National Association, a national banking association (the "Trustee"), will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.   INDENTURE

     The Company issued the Debentures under an indenture (the "Indenture"), dated as of March 2, 1998, between the Company and the Trustee. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Debentures are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms.

     The Debentures are general unsecured obligations of the Company limited to $268,507,000 aggregate Principal Amount (subject to Sections 2.4 and 2.9 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured, including Senior Indebtedness of the Company.

5.   REDEMPTION AT THE OPTION OF THE COMPANY

     No sinking fund is provided for the Debentures. The Debentures are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Redemption Prices set forth below, provided that the Debentures are not redeemable prior to March 2, 2003.

     The table below shows Redemption Prices of a Debenture per $1,000 Principal Amount on the dates shown below and at Final Maturity, which prices reflect accrued Original Issue Discount calculated to each such date. The Redemption Price of a Debenture redeemed between such dates would include an additional amount reflecting the additional Original Issue Discount accrued since the next preceding date in the table to but excluding the actual Redemption Date.

                                                 ACCRUED ORIGINAL ISSUE      REDEMPTION PRICE
 REDEMPTION DATE         DEBENTURE ISSUE PRICE     DISCOUNT AT 5.00 %           (1) + (2)
 ---------------         ---------------------   ----------------------      ----------------
     March 2, 2003.....        $372.43                  $104.31                  $476.74

     March 2, 2004.....         372.43                   128.45                   500.88

     March 2, 2005.....         372.43                   153.80                   526.23

     March 2, 2006.....         372.43                   180.45                   552.88

     March 2, 2007.....         372.43                   208.43                   580.86

     March 2, 2008.....         372.43                   237.84                   610.27

     March 2, 2009.....         372.43                   268.74                   641.17

     March 2, 2010.....         372.43                   301.19                   673.62

     March 2, 2011.....         372.43                   335.30                   707.73

     March 2, 2012.....         372.43                   371.13                   743.56

     March 2, 2013.....         372.43                   408.77                   781.20

     March 2, 2014.....         372.43                   448.32                   820.75

     March 2, 2015.....         372.43                   489.87                   862.30

     March 2, 2016.....         372.43                   533.52                   905.95

     March 2, 2017.....         372.43                   579.38                   951.81

     At Final Maturity.         372.43                   627.57                 1,000.00


6. PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER; PURCHASE AT THE OPTION OF THE HOLDER UPON A CHANGE IN CONTROL

     (a) Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Debentures held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Principal Amount at Final Maturity, upon delivery of a Purchase Notice containing the information set forth in the Indenture, from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on such Purchase Date and upon delivery of the Debentures to the Paying Agent by the Holder as set forth in the Indenture.
Such Purchase Prices may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock of the Company, or in any combination thereof.

          PURCHASE DATE                               PURCHASE PRICE
          -------------                               --------------

          March 2, 2003.............................      $476.74

          March 2, 2008.............................       610.27

          March 2, 2013.............................       781.20

Debentures in denominations larger than $1,000 of Principal Amount at Final Maturity may be purchased in part, but only in multiples of $1,000 of Principal Amount at Final Maturity.

     (b) At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase the Debentures held by such Holder 20 days after the date of the Company's Change in Control Notice occurring on or prior to March 2, 2018 for a Change in Control Purchase Price equal to the Issue Price plus accrued Original Issue Discount to the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash. Debentures in denominations larger than $1,000 of Principal Amount at Final Maturity may be redeemed in part in connection with a Change in Control, but only in multiples of $1,000 of Principal Amount at Final Maturity.

     (c) Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, be delivery to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

     (d) If cash (and/or Stock if permitted under the Indenture) sufficient to pay a Purchase Price or Change in Control Purchase Price, as the case may be, of all Debentures or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, Original Issue Discount ceases to accrue on such Debentures (or portions thereof) on and after such date, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, upon surrender or such Debenture) .

7.   NOTICE OF REDEMPTION AT THE OPTION OF THE COMPANY

     Notice of redemption at the option of the Company will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Debentures to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Debentures (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on and after such date Original Issue Discount ceases to accrue on such Debentures or portions thereof. Debentures in denominations larger than $1,000 Principal Amount at Final Maturity may be redeemed in part but only in multiples of $1,000 or Principal Amount at Final Maturity.

8.   SUBORDINATION

     The Debentures are subordinated to all existing and future Senior Indebtedness of the Company. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid before the Debentures may be paid. The Indenture does not limit the present or future amount of Senior Indebtedness that the Company may have. The Company agrees, and each Debentureholder by accepting a Debenture agrees, to the subordination and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9.   CONVERSION

     Subject to the next two succeeding sentences, a Holder of a Debenture may convert this Debenture for Common Stock of the Company at any time on or before the close of business on March 2, 2018. If this Debenture is called for redemption, the Holder may convert it at any time before the close on the Redemption Date. A Debenture in respect of which a Holder has delivered a notice of exercise of the option to require the Company to purchase such Debenture or to purchase such Debenture in the event of a Change in Control may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

     The initial Conversion Rate is 5.320 shares of Common Stock per $1,000 Principal Amount at Final Maturity, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractions share of Common Stock.

     To convert this Debenture a Holder must (1) complete and manually sign the conversion notice on the back of this Debenture (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (2) surrender this Debenture to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

     A Holder may convert a portion of this Debenture if the Principal Amount at Final Maturity of such portion is $1,000 or a multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of this Debenture, that portion of accrued Original Issue Discount attributable to the period from the Issue Date to the Conversion Date with respect to the converted portion of this Debenture shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with any cash payment in lieu of fractional shares) in exchange for the portion of this Debenture being converted pursuant to the terms hereof.

10.  CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION

     Any Debentures called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Debentures at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Debentures from the Holders, to convert them for Common Stock of the Company and to make payment for such Debentures to the Trustee in trust for such Holders.

11.  REGISTRATION RIGHTS

     The Holder of this Debenture and the Common Stock issuable upon conversion thereof is entitled to the benefits of a Registration Rights Agreement (subject to the provisions thereof), dated as of March 2,1998, between the Company and the Initial Purchasers.

12.  DENOMINATIONS; TRANSFER; EXCHANGE

     The Debentures are in registered form, without coupons, in denominations of $1,000 of Principal Amount at Final Maturity and multiplies of $1,000. A Holder may transfer or convert Debentures in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Debentures selected for redemption (except, in the case of a Debenture to be redeemed in part, the portion of the Debenture not to be redeemed) or any Debentures in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Debenture to be purchased in part, the portion of the Debenture not to be purchased) or any Debentures for a period of 15 days before any selection of Debentures to be redeemed.

13.  PERSONS DEEMED OWNERS

     The registered Holder of this Debenture may be treated as the owner of this Debenture for all purposes.

14.  UNCLAIMED MONEY OR DEBENTURES

     The Trustee and the Paying Agent shall return to the Company upon written request any money or Debentures held by them for the payment of any amount with respect to the Debentures that remains unclaimed for two years, provided, however, that the Trustee or such Paying Agent, before being required to make any such return, shall at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each such Holder notice that such money or Debentures remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or Debentures then remaining will be returned to the Company. After return to the Company, Holders entitled to the money or Debentures must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

15.  AMENDMENT; WAIVER

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Debentures may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount at Final Maturity of the Debentures at the time outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Debentures at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Debentureholder, the Company and the Trustee may amend the Indenture or the Debentures to cure any ambiguity, defect or inconsistency, to make any change that does not adversely affect the right of any Debentureholder, to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Debentures, any property or assets, to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Debentures, any property or assets, to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article XII of the Indenture, to add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors and the Trustee shall consider to be for the benefit of the Holders of Debentures, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in the Indenture, to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debentures, or to modify, eliminate or add to the provisions of the Indenture to such extent as shall be necessary to comply with the Indenture under the Trust Indenture Act, or under any similar federal statue hereafter enacted

16.  DEFAULTS AND REMEDIES

     Under the Indenture, Events of Default include (i) default in payment of the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price or Change in Control Price, as the case may be, in respect of the Debentures when the same becomes due and payable, provided that in the case of any failure to pay Liquidated Damages, such failure to pay continues for a period of 30 days; (ii) failure by the Company to comply with other agreements in the Indenture or the Debentures, subject to notice and lapse of time; (iii) default in payment of principal or interest of other Indebtedness of the Company equal or exceeding $25,000,000 or the failure by the Company to comply with agreement governing such Indebtedness, if such failure would result in the acceleration of such Indebtedness, (iv) certain judgments, defaults and decrees against the Company, and (v) certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount of the Debentures at the time outstanding, may declare all the Debentures to be due and payable immediately. Certain events of bankruptcy or insolvency are

Events of Default which will result in the Debentures being declared due and payable immediately upon the occurrence of such Events of Default.

     Holders may not enforce the Indenture or the Debentures except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Debentures unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Debentures at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of amounts specified in clause (i) above) if it determines that withholding notice is in their interests.

17.  TRUSTEE DEALINGS WITH THE COMPANY

     The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Debentures and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18.  NO RECOURSE AGAINST OTHERS

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Debenture, each Debentureholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debentures.

19.  AUTHENTICATION

     This Debenture shall not be valid until an authorized officer of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Debenture.

20.  ABBREVIATIONS

     Customary abbreviations may be used in the name of a Debentureholder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

21.  GOVERNING LAW

     THE LAWS OF THE STATE OF TEXAS SHALL GOVERN THE INDENTURE AND THIS
DEBENTURE.

     The Company will furnish to any Debentureholder upon written request and without charge a copy of the Indenture which has in it the text of this Debenture in larger type. Requests may be made to:

     Whole Foods Market, Inc.
     601 North Lamar Blvd. Suite #300
     Austin, Texas 78703
     Attn:  Glenda Flanagan

                               CONVERSION NOTICE

To:  Whole Foods Market, Inc.

     The undersigned registered holder of this Debenture hereby irrevocably exercises the option to convert this Debenture, or portion hereof (which is $1,000 Principal Amount at Final Maturity or a multiple thereof) below designated, for shares of Common Stock of Whole Foods Market, Inc. in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Debenture not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:

                                       ----------------------------------------

                                       ----------------------------------------
                                                       Signature(s)

Fill in for registration of shares if to be delivered, and Debentures if to be issued other than to and in the name of registered holder:

-------------------------------------------------

(Name)

-------------------------------------------------

(Street Address)

-------------------------------------------------

(City, state and zip code)

Please print name and address

                              Principal Amount at Final Maturity to be converted (if less than all):

                                 $__,000

                                 -----------------------------------------------
                                 Social Security or Other Taxpayer
                                 Identification Number

                       CHANGE IN CONTROL PURCHASE NOTICE

To:  Whole Foods Market, Inc.

     The undersigned registered holder of this Debenture hereby acknowledges receipt of a notice from Whole Foods Market, Inc. (the "Company") as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to repurchase this Debenture, or the portion hereof (which is $1,000 Principal Amount at Final Maturity or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Debenture.

Dated:

                              --------------------------------------------------
                                               Signature(s)


                              Principal Amount at Final Maturity to be converted (if less than all):

                              $
                               ----------


                              --------------------------------------------------
                              Social Security or other Taxpayer Identification Number

                                  ASSIGNMENT

     For value received __________ hereby sell(s), assign(s) and transfer(s) unto __________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Debenture, and hereby irrevocably constitutes and appoints __________ attorney to transfer the said Debenture on the books of the Company, with full power of substitution in the premises.

     In connection with any transfer of the Debenture within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) (other than any transfer purchase to a registration statements that has been declared effective under the Securities Act), under the Securities Act (or any successor provision), the undersigned confirms that such Debenture is being transferred:

          To Whole Foods Market, Inc. or a subsidiary thereof; or

          Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

          To an Institutional Accredited Investor pursuant to and in compliance with the Securities Act of 1933, as amended; or

          Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

and unless the box below is checked, the undersigned confirms that to its knowledge such Debenture is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate").

          The transferee is an Affiliate of the Company.
Dated:


                              -------------------------------------------------
                                               Signature(s)

                              Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange if shares of Common Stock are to be issued, or Debentures to be delivered, other than to or in the name of the registered holder.


                              -------------------------------------------------
                                           Signature Guarantee

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.